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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 9, 1999 relating to the financial statements of E-Systems Medical Electronics (a division of Raytheon E-Systems, Inc.) which appears in such Prospectus.

PricewaterhouseCoopers LLP
Boston, Massachusetts

September 28, 1999